                                                                    EXHIBIT 5(h)

                                 AMENDMENT NO. 2
                                       TO
                            FOREIGN COUNTRY SELECTION
              AND MANDATORY SECURITIES DEPOSITORY RESPONSIBILITIES
                              DELEGATION AGREEMENT


      This Amendment No. 2, dated as of ____________, 1998, amends the Foreign Country Selection and Mandatory Securities Depository Responsibilities Delegation Agreement (the "Agreement"), dated September 9, 1998, between A I M Advisors, Inc., a Delaware corporation and each registered investment company (the "Investment Companies") and its respective portfolios (the "Funds") listed on the signature page thereof.

                              W I T N E S S E T H:

      WHEREAS, the parties to the Agreement desire to amend the Agreement to add AIM V.I. Global Growth and Income Fund and AIM V.I. Telecommunications Fund of AIM Variable Insurance Funds, Inc. as a party to the agreement;

      NOW, THEREFORE, the parties agree as follows;

      1. The list of Investment Companies and Funds covered by the Agreement is hereby amended to include the following:

               "AIM V.I. Global Growth and Income Fund
                AIM V.I. Telecommunications Fund"


      2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be executed by their respective officers on the date first written above.


                                        A I M ADVISORS, INC.


Attest:                                 By:
       ---------------------------         ---------------------------
           Assistant Secretary                     President


(SEAL)

AIM ADVISOR FUNDS, INC.                 AIM SPECIAL OPPORTUNITIES FUNDS
AIM Advisor Flex Fund                   AIM Small Cap Opportunities Fund
AIM Advisor International Value Fund
AIM Advisor Large Cap Value Fund        AIM SUMMIT FUND, INC.
AIM Advisor MultiFlex Fund
AIM Advisor Real Estate Fund            AIM INTERNATIONAL FUNDS, INC.
                                        AIM Asian Growth Fund
AIM EQUITY FUNDS, INC.                  AIM European Development Fund
AIM Aggressive Growth Fund              AIM International Equity Fund
AIM Blue Chip Fund                      AIM Global Aggressive Growth Fund
AIM Capital Development Fund            AIM Global Growth Fund
AIM Charter Fund                        AIM Global Income Fund
AIM Constellation Fund
AIM Weingarten Fund                     AIM VARIABLE INSURANCE FUNDS, INC.
                                        AIM V.I. Aggressive Growth Fund
AIM FUNDS GROUP                         AIM V.I. Balanced Fund
AIM Balanced Fund                       AIM V.I. Capital Appreciation Fund
AIM Global Utilities Fund               AIM V.I. Capital Development Fund
AIM High Yield Fund                     AIM V.I. Diversified Income Fund
AIM Income Fund                         AIM V.I. Global Growth and Income Fund
AIM Money Market Fund                   AIM V.I. Global Utilities Fund
AIM Select Growth Fund                  AIM V.I. Government Securities Fund
AIM Value Fund                          AIM V.I. Growth Fund
                                        AIM V.I. Growth & Income Fund
AIM INVESTMENT SECURITIES FUNDS         AIM V.I. High Yield Fund
AIM High Yield Fund II                  AIM V.I. International Equity Fund
                                        AIM V.I. Money Market Fund
                                        AIM V.I. Telecommunications Fund
                                        AIM V.I. Value Fund


Attest:                                 By:
       ---------------------------         ---------------------------
          Assistant Secretary                      President


(SEAL)